UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2015

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2015, iPass Inc. and Renatus Hendrikse, Vice President of Worldwide Sales of iPass, entered into an agreement pursuant to which Mr. Hendrikse will cease to be an officer and employee of iPass on May 31, 2015. Under the terms of the agreement Mr. Hendrikse: (a) will receive a severance payment of EUR 207,200, which amount includes all compensation to which Mr. Hendrikse is entitled under the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan; (b) will have 15 months following the date of his termination of employment to exercise his vested stock options; (c) will have his membership in the Dutch pension scheme terminated and be granted paid-up pension benefits in accordance with Dutch law; and (d) will receive up to EUR 750 to cover his legal fees in connection with the negotiation of the agreement. Further, as part of the agreement iPass and Mr. Hendrikse granted each other a full and final release of any obligations existing between them.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Karen Willem
Karen Willem
Senior Vice President and
Chief Financial Officer
Dated: May 12, 2015